Exhibit 2.4

AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 21, 2012

AMONG

YOUCHANGE HOLDINGS CORP;

YOUCHANGE MERGER SUBSIDIARY CORP.;

AND

EARTH911, INC.

TABLE OF CONTENTS

SECTION 1. THE MERGER		2
1.1	The Merger	2
1.2	Closing	2
1.3	Effective Time	2
1.4	Certificate of Incorporation, Articles of Incorporation, and Bylaws	2
1.5	Directors	3
1.6	Officers	3
1.7	Status and Conversion of Securities.	3
1.8	Further Documents	3
1.9	Internal Revenue Codes	3
SECTION 2. STOCKHOLDER APPROVALS; PROXY OR INFORMATION STATEMENT		7
2.1	Stockholder Approvals	7
2.2	Proxy or Information Statement.	7
2.3	Schedule 14F-1	8
SECTION 3. REPRESENTATIONS AND WARRANTIES		8
3.1	Representations and Warranties of YouChange and YCMS	8
3.2	Representations and Warranties of Earth911	18
3.3	No Other Representations or Warranties	27
SECTION 4. COVENANTS		27
4.1	Mutual Covenants of the Parties	27
4.2	Covenants of YouChange	29
4.3	Covenants of Earth911	31
4.4	Confidentiality	34
SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS		35
5.1	Conditions Precedent to the Obligations of YouChange and YCMS	35
5.2	Conditions Precedent to the Obligations of Earth911	36
SECTION 6. WAIVER, MODIFICATION, ABANDONMENT		37
6.1	Waivers	37
6.2	Modification	37
6.3	Abandonment	37
6.4	Effect of Abandonment	38
SECTION 7. GENERAL		38
7.1	Indemnity Against Finders	38
7.2	Specific Performance	38
7.3	Controlling Law	38
7.4	Notices	39
7.5	Binding Nature of Agreement; No Assignment	39
7.6	Entire Agreement	40
7.7	Severability	40
7.8	Schedules	40
7.9	Paragraph Headings	40
7.10	Gender; Construction	41
7.11	Counterparts	41
7.12	Expenses	41
7.13	Non-Survival of Representations and Warranties	41

APPENDICES
1	Directors and Officers of YouChange
2	Parties to YouChange and YCMS Voting Agreement
3	Parties to Earth911 Voting Agreement
4	Parties to Severance and Noncompetition Agreement
5	Parties to Consulting Agreement
EXHIBITS
A	Certificate of Merger
B	Amended and Restated Articles of Incorporation
C	Amended and Restated Bylaws
D	YouChange and YCMS Voting Agreement
E	Earth911 Voting Agreement
F	Form of Severance and Noncompetition Agreement
G.	Form of Consulting Agreement

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of May 21, 2012, among YouChange Holdings Corp, a Nevada corporation (“YouChange”); YouChange Merger Sub, a Delaware corporation and wholly owned subsidiary of YouChange (“YCMS”); and Earth911, Inc., a Delaware corporation (“Earth911”).

RECITALS

WHEREAS, YouChange, YCMS, and Earth911 have agreed to enter into a business combination transaction pursuant to which YCMS will merge with and into Earth911, with Earth911 continuing as the surviving corporation (the “Merger”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”); and

WHEREAS, the respective Boards of Directors of each of You Change, YCMS, and Earth911 have approved this Agreement and the transactions contemplated hereby, including the Merger, subject to the terms and conditions hereof; and

WHEREAS, the respective Boards of Directors of each of YCMS and Earth911 have unanimously recommended to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, in each case subject to the terms and conditions hereof; and

WHEREAS, the Board of Directors of YouChange has unanimously recommended to the stockholders of YouChange the approval of the amendment to its articles of incorporation; and

WHEREAS, the principal stockholders of YouChange as set forth on Appendix 2 hereto have agreed to vote their shares of common stock, $0.001 par value, of YouChange (the “YouChange Common Stock”), YouChange, the sole stockholder of YCMS, has agreed to vote its shares of common stock of YCMS, and the Earth911 Principal Stockholders (as hereinafter defined) have agreed to vote their shares of common stock, $0.0001 par value, of Earth911 (the “Earth911 Common Stock”), in favor of this Agreement and the transactions provided for herein; and

WHEREAS, YouChange, YCMS, and Earth911 desire to make certain representations, warranties, covenants, and agreements in connection with the transactions contemplated by this Agreement and to prescribe certain conditions to those transactions.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby mutually covenant and agree as follows:

SECTION 1.

THE MERGER

1.1            The Merger

.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), YCMS shall be merged with and into Earth911 in accordance with, and with the effects provided in, the applicable provisions of the DGCL.  Earth911 shall be the surviving corporation resulting from the Merger (the “Surviving Corporation”).  Earth911 shall continue to be governed by the laws of the state of Delaware and shall succeed to and assume all of the rights and obligations of YCMS.  The separate corporate existence of YCMS shall cease as a result of the Merger.

1.2            Closing

.  The closing of the Merger shall take place at 10:00 a.m., local time, on July 1, 2012 or such other date as may be mutually agreed by YouChange, YCMS, and Earth911, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 5 (the “Closing Date”), at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona, unless another date, time, or place is agreed to in writing by the parties hereto.

1.3            Effective Time

.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a Certificate of Merger in the form of Exhibit A hereto, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”), and shall make all other filings or recordings required under the DGCL.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the state of Delaware, or at such other time as YouChange, YCMS, and Earth911 shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

1.4            Certificate of Incorporation, Articles of Incorporation, and Bylaws.

(a)           Certificate of Incorporation and Bylaws of the Surviving Corporation.

(i)           Certificate of Incorporation.  The Certificate of Incorporation of Earth911 as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL or such Certificate of Incorporation.

(ii)           Bylaws.  The bylaws of Earth911 as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL or such bylaws.

(b)           Articles of Incorporation and Bylaws of YouChange.

(i)           Articles of Incorporation.  The Articles of Incorporation of YouChange shall be amended and restated at the Effective Time as set forth in Exhibit B hereto until thereafter amended in accordance with Chapter 78 of the Nevada Revised Statutes (“NRS”) or such Articles of Incorporation, and the corporate name of YouChange shall become “Infinity Resources Corp.” (the “A&R Articles”).

(ii)           Bylaws.  The bylaws of YouChange shall be amended and restated at the Effective Time as set forth in Exhibit C hereto until thereafter amended in accordance with the NRS or such bylaws.

1.5            Directors

.  The persons set forth in Appendix 1 hereto shall, from, and after the Effective Time, be the directors of YouChange until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.6            Officers

.  The persons set forth in Appendix 1 hereto shall, from, and after the Effective Time, be the officers of YouChange, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.7            Status and Conversion of Securities.

(a)           Conversion of Earth911 Stock into YouChange Stock

 As of the Effective Time, each share of Earth911 Common Stock issued and outstanding as of the Effective Time, by reason of the Merger and without any action on the part of the holders thereof, shall be automatically converted into the right to receive and shall be exchangeable for a number of shares of YouChange Common Stock equal to (i) the quotient of (A) the number of issued and outstanding shares of YouChange Common Stock as of the Effective Time (after taking into effect the 1-for-5 reverse stock split of the YouChange Common Stock) divided by (B) 0.15, less (ii) the number of issued and outstanding shares of YouChange Common Stock as of the Effective Time (after taking into effect the 1-for-5 reverse stock split of the YouChange Common Stock), divided by (iii) the number of shares of Earth911 Common Stock issued and outstanding as of the Effective Time (the “Conversion Rate”), so that the stockholders of Earth911 Common Stock as of the Effective Time shall hold an aggregate of 85% of the issued and outstanding shares of YouChange Common Stock immediately following the Effective Time; provided, that any shares of Earth911 Common Stock owned by YouChange or held in the treasury of Earth911 shall be cancelled and all rights in respect thereof shall cease to exist and no cash or securities or other property shall be issued in respect thereof (collectively, the “Merger Consideration”).  For example, if there are 7,900,000 shares of YouChange Common Stock issued and outstanding as of the Effective Time (after taking into effect the 1-for-5 reverse stock split of the YouChange Common Stock) and 36,000,000 shares of Earth911 Common Stock issued and outstanding as of the Effective Time, the Conversion Rate would be calculated as follows: 7,900,000/.15 = 52,666,666.67 - 7,900,000 = 44,766,666.67/36,000,000 = 1.2435.

(b)           Fractional Shares

 Notwithstanding the foregoing, in lieu of the issuance or recognition of fractional shares of YouChange Common Stock or interests or rights therein, each former stockholder of Earth911 other than YouChange shall be issued one share of YouChange Common Stock for each fractional share to which each such stockholder shall be entitled.

(c)           Exchange of Certificates

As of the Effective Time, each holder other than YouChange of an outstanding certificate or certificates theretofore representing shares of Earth911 Common Stock (“Earth911 Stock Certificates”), upon surrender thereof to such bank, trust company, or other person, including YouChange, as shall be mutually designated by YouChange and Earth911 (“Exchange Agent”), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of YouChange Common Stock into which the shares of Earth911 Common Stock theretofore represented by such surrendered certificate or certificates shall have been converted.  Until so surrendered, each outstanding certificate theretofore representing shares of Earth911 Common Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, in respect of YouChange Common Stock, to represent the number of whole shares of YouChange Common Stock into which the shares of Earth911 Common Stock theretofore represented thereby shall have been converted at the Conversion Rate.  No dividend or other distribution, if any, payable to holders of shares of YouChange Common Stock shall be paid to the holders of certificates theretofore representing shares of Earth911 Common Stock; provided, however, that upon surrender and exchange of such Earth911 Stock Certificates there shall be paid to the record holders of the stock certificate or certificates issued in exchange therefor, the amount, without interest thereon, of dividends and other distributions, if any, which theretofore but subsequent to the Effective Time have been declared and become payable with respect to the number of whole shares of YouChange Common Stock into which the shares of Earth911 Common Stock theretofore represented thereby shall have been converted.

(d)           Options To Purchase Earth911 Common Stock.

(i)           The terms of each outstanding option to purchase shares of Earth911 Common Stock (an “Earth911 Stock Option”), whether or not exercisable or vested, shall be adjusted as necessary to provide that, at the Effective Time, each Earth911 Stock Option outstanding immediately prior to the Effective Time shall be converted into an option (each, an “Adjusted Option”) to acquire, on the same terms and conditions as were applicable under such Earth911 Stock Option immediately prior to the Effective Time, the number of shares of YouChange Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Earth911 Common Stock subject to such Earth911 Stock Option immediately prior to the Effective Time multiplied by (ii) the Conversion Rate.  The exercise price per share of YouChange Common Stock subject to any such Adjusted Option will be (A) for any such Adjusted Option with a fixed exercise price, an amount (rounded up to the nearest whole cent) equal to the quotient of (1) the exercise price per share of Earth911 Common Stock subject to the Earth911 Stock Option immediately prior to the Effective Time divided by (2) the Conversion Rate; or (B) for any such Adjusted Option without a fixed exercise price, an amount (rounded up to the nearest whole cent) equal to the closing bid price of YouChange Common Stock on the first trading day after the Effective Time.  For the avoidance of doubt (i) the exercise price of, and number of shares subject to, each Adjusted Option shall be determined as necessary to comply with Section 409A of the Code, (ii) any fractional share of YouChange Common Stock resulting from an aggregation of all the shares subject to any Earth911 Stock Option of a holder granted under a particular award agreement with the same exercise price shall be rounded down to the nearest whole share, and (iii) for any Earth911 Stock Option to which Section 421 of the Code applies as of the Effective Time (after taking into account the effect of any accelerated vesting thereof, if applicable) by reason of its qualification under any of Sections 422 through 424 of the Code, the exercise price, the number of shares purchasable pursuant to such option, and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

(ii)           YouChange shall take such actions as are necessary for the assumption of the Earth911 Stock Options, pursuant to this Section 1.7(d), including the reservation, issuance, and listing of YouChange Common Stock as is necessary to effectuate the transactions contemplated by this Section 1.7(d).  YouChange shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of YouChange Common Stock subject to the Earth911 Stock Options, and, where applicable, shall have such registration statement declared effective as soon as practicable following the Effective Time and maintain the effectiveness of such registration statement covering such Earth911 Stock Options (and maintain the current status of the prospectus contained therein) for so long as such Earth911 Stock Options remain outstanding.  With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, YouChange shall administer any Earth911 stock option agreement assumed pursuant to this Section 1.7(d) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such Earth911 stock option agreement complied with such rule prior to the Merger.

(e)           Warrants To Purchase Earth911 Common Stock.

(i)           The terms of each outstanding warrant to purchase shares of Earth911 Common Stock (an “Earth911 Warrant”), whether or not exercisable or vested, shall be adjusted as necessary to provide that, at the Effective Time, each Earth911 Warrant outstanding immediately prior to the Effective Time shall be converted into a warrant (each, an “Adjusted Warrant”) to acquire, on the same terms and conditions as were applicable under such Earth911 Warrant immediately prior to the Effective Time, the number of shares of YouChange Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Earth911 Common Stock subject to such Earth911 Warrant immediately prior to the Effective Time multiplied by (ii) the Conversion Rate.  The exercise price per share of YouChange Common Stock subject to any such Adjusted Warrant will be an amount (rounded up to the nearest whole cent) equal to the quotient of (1) the exercise price per share of Earth911 Common Stock subject to the Earth911 Warrant immediately prior to the Effective Time divided by (2) the Conversion Rate.  For the avoidance of doubt, any fractional share of YouChange Common Stock resulting from an aggregation of all the shares subject to any Earth911 Warrant of a holder granted under a particular warrant agreement with the same exercise price shall be rounded down to the nearest whole share.

(ii)           YouChange shall take such actions as are necessary for the assumption of the Earth911 Warrants, pursuant to this Section 1.7(e), including the reservation, issuance, and listing of YouChange Common Stock as is necessary to effectuate the transactions contemplated by this Section 1.7(e).  YouChange shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of YouChange Common Stock subject to the Earth911 Warrants, and, where applicable, shall have such registration statement declared effective as soon as practicable following the Effective Time and maintain the effectiveness of such registration statement covering such Earth911 Warrants (and maintain the current status of the prospectus contained therein) for so long as such Earth911 Warrants remain outstanding.

(iii)           Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Earth911 Common Stock issued and outstanding immediately prior to the Effective Time and held by any stockholder that did not vote in favor of the Merger and that complies with Section 262 of the DGCL shall not be converted into the right to receive any Merger Consideration, but instead shall be converted into the right to receive such consideration as may be determined to be due such stockholder pursuant to the DGCL.  If any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such stockholder’s rights to appraisal under the DGCL, that stockholder’s shares of Earth911 Common Stock shall thereupon be converted into the right to receive, as of the Effective Time, the applicable portion of the Merger Consideration without any interest.  Earth911 shall give YouChange (i) prompt notice of any written demands for appraisal of Earth911 Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Earth911 relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL.  Earth911 shall not, except with the prior written consent of YouChange, voluntarily make any payment with respect to any demands for appraisal of Earth911 Common Stock, offer to settle or settle any demands, or approve any withdrawal of any such demands.

(g)           YCMS Stock

At the Effective Time, each of the 1,000 outstanding shares of Common Stock of YCMS shall be converted into one share of Common Stock of the Surviving Corporation.

1.8            Further Documents

From time to time, on and after the Effective Time, as and when reasonably requested by YouChange, the appropriate officers and directors of Earth911 as of the Effective Time shall, for, and on behalf and in the name of Earth911 or otherwise, execute and deliver all such deeds, bills of sale, assignments, and other instruments and shall take or cause to be taken such further or other actions as YouChange may deem reasonably necessary or desirable in order to confirm of record or otherwise to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises, and immunities of Earth911 and otherwise to carry out fully the provisions and purposes of this Agreement.

1.9            Internal Revenue Codes

The parties hereto intend that the transactions contemplated by this Agreement shall qualify as a reorganization under Section 368(a)(2)(E) of the Internal Revenue Code (the “Code”), and each party hereto will take all necessary and appropriate actions in order to accomplish such intent.  This Agreement constitutes a “Plan of Reorganization” as required by Treasury Regulation Section 1.368-3(a) and has been duly adopted by each party hereto as such.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty, and no legal or other opinions will be provided, as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status.  The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes (as hereinafter defined), including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

SECTION 2.

STOCKHOLDER APPROVALS; PROXY OR INFORMATION STATEMENT

2.1            Stockholder Approvals

.Meetings or written consents in lieu of a meeting of the stockholders of YouChange, YCMS, and Earth911 shall be held or obtained in accordance with the laws of their respective states of incorporation, on or before June 15, 2012, 2012 (or such later date or dates as may be approved by their Boards of Directors), to consider and act upon the adoption of this Agreement, approval of the A&R Articles, and approval of the transactions contemplated by this Agreement, as the case may be for each such party.  As a further inducement to the parties to enter into this Agreement, the stockholders of YouChange and YCMS listed on Appendix 2 hereto (the “YouChange and YCMS Principal Stockholders”) shall execute and deliver to Earth911, and the stockholders of Earth911 listed on Appendix 3 hereto (the “Earth911 Principal Stockholders”) shall execute and deliver to YouChange and YCMS, upon the execution of this Agreement, a voting agreement in the form of Exhibit D (the “YouChange and YCMS Voting Agreement”) and Exhibit E (the “Earth911 Voting Agreement”), respectively, pursuant to which the YouChange and YCMS Principal Stockholders and the Earth911 Principal Stockholders separately agree to vote the common stock owned by them in favor of this Agreement, approval of the A&R Articles, and approval of the transactions contemplated hereby, as the case may be for each such party.

2.2            Proxy or Information Statement.

(a)           Preparation of Proxy or Information Statement

YouChange shall prepare and file, as required, with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”) or an information statement (the “Information Statement”) with respect to this Agreement and the transactions provided for herein.

(b)           Information Respecting YouChange and YCMS

.YouChange shall furnish for inclusion in the Proxy Statement or Information Statement such information about YouChange and YCMS as may reasonably be necessary.  YouChange represents and warrants that the information so supplied, as it may be revised from time to time by YouChange or YCMS, will not contain any statement that, as of the time the Proxy Statement or Information Statement is distributed and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or that omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

(c)           Information Respecting Earth911  Earth911 shall furnish for inclusion in the Proxy Statement or the Information Statement such information about Earth911 as may be reasonably necessary.  Earth911 represents and warrants that the information so supplied, as it may be revised from time to time by Earth911, will not contain any statement that, as of the time the Proxy Statement or Information Statement is distributed and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or that omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

(d)           Amendments to Proxy Statement or Information Statement

.If, at any time prior to or after the meeting of YouChange Stockholders, it shall be necessary to amend or supplement the Proxy Statement or Information Statement to correct any statement or omission with respect to YouChange, YCMS, or Earth911, in order to comply with any applicable legal requirements, YouChange, YCMS, or Earth911, as the case may be, shall supply the necessary information to the other party.  To the extent necessary to comply with applicable legal requirements, YouChange shall amend or supplement the Proxy Statement or Information Statement.

2.3            Schedule 14F-1

YouChange shall prepare and file, as required, with the SEC a Schedule 14F-1 with respect to the persons designated as directors of YouChange pursuant to Section 1.5 hereof.  Earth911 shall furnish for inclusion in the Schedule 14F-1 such information about the designated directors as may be reasonably necessary.  Earth911 represents and warrants that the information so supplied, as it may be revised from time to time by Earth911, will not contain any statement that, as of the time the Schedule 14F-1 is distributed and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or that omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of YouChange and YCMS

 Except as otherwise set forth in the YouChange Disclosure Schedules heretofore delivered by YouChange to Earth911, YouChange and YCMS represent and warrant to Earth911 as follows:

(a)           Due Incorporation, Good Standing, and Qualification

 Each of YouChange and its subsidiaries (including YCMS) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted.  Neither YouChange nor any subsidiary of YouChange is subject to any material liability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction.  Schedule 3.1(a) hereto sets forth, as of the date of this Agreement, each jurisdiction in which each of YouChange and its subsidiaries is qualified to do business.  YCMS is a wholly owned subsidiary of YouChange and, apart from matters arising under this Agreement, has no significant assets, liabilities, or business.

(b)           Corporate Authority

YouChange and YCMS have the corporate power and authority (subject to any requisite approval of the YouChange and YCMS stockholders) to enter into this Agreement and to carry out the transactions contemplated hereby.  The Board of Directors of YouChange and YCMS have duly authorized the execution, delivery, and performance of this Agreement. Other than stockholder approval, no other corporate proceedings on the part of YouChange or its subsidiaries are necessary to authorize the execution and delivery by YouChange and YCMS of this Agreement or the consummation by YouChange and YCMS of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by YouChange and YCMS and, assuming due authorization, execution, and delivery hereof by each of the other parties hereto, constitutes a legal, valid, and binding agreement of YouChange and YCMS, enforceable against YouChange and YCMS in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c)           Capital Stock

As of the date of this Agreement, YouChange has authorized capital stock consisting of 60,000,000 shares of YouChange Common Stock, $0.001 par value, of which 42,674,269 shares are issued and outstanding (exclusive of 75,000 treasury shares).  As of such date, 1,000,000 shares of YouChange Common Stock are reserved for issuance upon the exercise of outstanding YouChange stock options and 300,000 shares of YouChange Common Stock are reserved for issuance upon the exercise of outstanding YouChange stock warrants.  All of the issued and outstanding shares of capital stock of YouChange and of each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.  As of the date of this Agreement, the outstanding shares of YouChange Common Stock are owned as set forth in Schedule 3.1(c) hereto.

(d)           Options, Warrants, and Rights

Neither YouChange nor any subsidiary of YouChange has any outstanding options, warrants, or other rights to purchase, convert any obligation into, or otherwise acquire any shares of its capital stock, other than as set forth in Schedule 3.1(d) hereto.

(e)           Subsidiaries

The outstanding shares of capital stock of the subsidiaries of YouChange are owned by YouChange free and clear of all claims, liens, charges, and encumbrances.  YouChange does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business other than with respect to its subsidiaries.

(f)           Financial Statements

The Consolidated Balance Sheets of YouChange and its subsidiaries as of June 30, 2011 and June 30, 2010, and the related Consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows of YouChange and its subsidiaries for the years ended June 30, 2011 and June 30, 2010, and for the period from August 22, 2008 (inception) to June 30, 2011, and all related schedules and notes to the foregoing, have been audited by Semple, Marchal & Cooper, LLP, registered independent public accountants, and the Consolidated Balance Sheet of YouChange and its subsidiaries as of December 31, 2011, and the related Consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows of YouChange and its subsidiaries for the three and six months ended December 31, 2011, and for the period from August 22, 2008 (inception) to December 31, 2011, and all related schedules and notes to the foregoing, have been prepared by YouChange without audit.  All of the foregoing financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), applied on a consistent basis, and fairly present, in all material respects, the financial position, results of operations, and changes in financial position of YouChange and its subsidiaries as of their respective dates and for the periods indicated.  Neither YouChange nor any subsidiary of YouChange has any material liabilities, obligations, or commitments of a type that would be required to be disclosed in a balance sheet prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of YouChange and its subsidiaries as of December 31, 2011 (the “YouChange Base Balance Sheet”), or incurred since the date of the YouChange Base Balance Sheet in the ordinary course of business.

(g)           No Material Adverse Change

Since December 31, 2011, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets, or results of operations of YouChange and its subsidiaries taken as a whole; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of YouChange or any subsidiary of YouChange that materially affects or impairs the ability of YouChange and its subsidiaries to conduct their businesses taken as a whole; (iii) any event or condition of any character that has materially and adversely affected the business, condition, or prospects (financial or otherwise) of YouChange and its subsidiaries taken as a whole; or (iv) any mortgage or pledge of any material amount of the assets or properties of YouChange or any subsidiary of YouChange, or any indebtedness incurred by YouChange or any subsidiary of YouChange, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

(h)           Title to Properties

Each of YouChange and its subsidiaries has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the YouChange Base Balance Sheet, or acquired subsequent to the date of the YouChange Base Balance Sheet, except properties disposed of subsequent to that date in the ordinary course of business or properties relating to discontinued operations.  Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest, title retention, or other security arrangement, except for liens for the payment of federal, state, or other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of YouChange and its subsidiaries or the ownership of their assets or properties that were not incurred in connection with the borrowing of money or the obtaining of advances, and that do not in the aggregate materially detract from the value of the assets or properties of YouChange and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the YouChange Base Balance Sheet.  All leases pursuant to which YouChange or any subsidiary of YouChange leases real or personal property are valid and effective in accordance with their respective terms.  Schedule 3.1(h) hereto sets forth, as of the date hereof, a list of all mortgages and real and personal property leases used to conduct the business of YouChange or its subsidiaries.

(i)           Condition of Assets and Properties

The buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties presently used in, or necessary for the operation of, the business of YouChange or its subsidiaries, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

(j)           Litigation

There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of YouChange, threatened against YouChange or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to YouChange or its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, assets, properties, or operations, or on the condition, financial or otherwise, of YouChange and its subsidiaries, taken as a whole.  Neither YouChange nor any subsidiary of YouChange is a party to any decree, order, or arbitration award (or agreement entered into in any administrative, judicial, or arbitration proceeding with any governmental authority) with respect to or affecting any of its assets or properties or the use thereof or the conduct of its business.  Neither YouChange, nor any subsidiary of YouChange, nor, to YouChange’s knowledge, any officer, director, manager, employee, or agent of YouChange or any subsidiary of YouChange has made any oral or written warranties with respect to the quality or absence of defect of the products or services sold or performed by YouChange or any subsidiary of YouChange that are in force as of the date hereof.  There are no material claims pending, anticipated, or, to the knowledge of YouChange, threatened against YouChange or any subsidiary of YouChange with respect to the quality of or absence of defects in such products or services.  Neither YouChange nor any subsidiary of YouChange has been required to pay direct, incidental, or consequential damages to any person or entity in connection with any of such products or services at any time during the five-year period preceding the date of this Agreement.

(k)           Licenses and Permits

Neither YouChange nor any subsidiary of YouChange is subject to any material disability or liability by reason of its failure to possess any license, permit, franchise, certificate, consent, approval, or authorization.  Each of YouChange and its subsidiaries has all licenses, permits, franchises, certificates, consents, approvals, and authorizations of whatever kind and type, governmental or private, necessary for the business conducted by it and the ownership or use of all assets and properties and the premises occupied by it.  Schedule 3.1(k) hereto constitutes a true, correct, and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations necessary for the conduct of the business of YouChange and its subsidiaries.

(l)           Intellectual Property

.Each of YouChange and its subsidiaries owns or holds all of the rights to use all trademarks, trade names, trade secrets, logos, fictitious names, service marks, slogans, patents, and copyrights that are used in or necessary to the operation of its business.  Schedule 3.1(l) hereto constitutes, as of the date hereof, a true, complete, and correct list of all of the registered intellectual property and applications therefor owned by or exclusively licensed to YouChange or its subsidiaries.  To the knowledge of YouChange, none of the matters covered by the intellectual property, nor any of the products or services sold or provided by YouChange or any subsidiary of YouChange, nor any of the processes used or the business practices followed by YouChange or any subsidiary of YouChange, infringes or has infringed upon any patent, trademark, trademark right, trade name, trade name right, trade secret, logo, fictitious name, service mark, slogan, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition.  Neither YouChange nor any subsidiary of YouChange is, and following the Effective Time neither YouChange nor any subsidiary of YouChange will be, obligated to pay any royalty or other payment with respect to any intellectual property.  To the knowledge of YouChange, no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any intellectual property of YouChange or any of its subsidiaries.

(m)           No Violation

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by YouChange or any subsidiary of YouChange of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, stockholders’ agreement, operating agreement, voting trust, proxy, or other similar agreement of YouChange or known to YouChange; (ii) any loan agreement, indenture, lease, mortgage, or lien of YouChange or any subsidiary of YouChange; (iii) any provision or restriction of any lien, lease agreement, contract, or instrument to which YouChange or any subsidiary of YouChange is a party or by which any of them is bound; or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of YouChange or any subsidiary of YouChange is subject or by which YouChange or any subsidiary of YouChange is bound.  Neither the execution and delivery by YouChange of this Agreement or any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance, or security interest of any nature or type whatsoever with respect to any of the stock, assets, or properties of any of YouChange or any subsidiary of You Change.

(n)           Taxes

(i)           Except as otherwise set forth on Schedule 3.1(n) hereto, YouChange has duly filed in correct form all Tax Returns (as hereinafter defined) relating to the activities of YouChange and its subsidiaries required or due to be filed (with regard to applicable extensions) on or prior to the date hereof.  All such Tax Returns are complete and accurate in all material respects, and YouChange has paid or made provision for the payment of all Taxes (as hereinafter defined) that have been incurred or are due or claimed to be due from YouChange or any of its subsidiaries by foreign, federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Earth911.  The amounts set up as reserves for Taxes on the books of YouChange and its subsidiaries are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable.  To the knowledge of YouChange, no claims for Taxes or assessments are being asserted or threatened against YouChange or any of its subsidiaries.  YouChange has furnished to Earth911 a copy of all Tax Returns filed for it within the five-year period prior to the date of the Agreement.  For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other assessments, including, income, gross receipts, excise, property, sales, transfer, license, payroll, franchise, and withholding taxes, imposed by the United States or any state, local, or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; and the term “Tax Return” shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

(ii)           YouChange has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.  Neither YouChange nor any of its subsidiaries has any non-accountable expense reimbursement arrangement within the meaning of Treasury Regulation Section 1.62-2(c).

(iii)           Neither YouChange nor any of its subsidiaries have distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code within the last five years, and the stock of YouChange and its subsidiaries has not been distributed in a transaction satisfying the requirements of Section 355 of the Code within the last five years.

(iv)           Neither YouChange nor any of its subsidiaries has entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulation Section 301.6011-4(b).  If either YouChange or its subsidiaries has entered into any transaction such that, if the treatment claimed by it were to be disallowed, the transaction would constitute a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, then it believes that it has either (A) substantial authority for the tax treatment of such transaction or (B) disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

(v)           YouChange and its subsidiaries are not, and have not in the last five years been, a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder.  None of the stockholders of YouChange or its subsidiaries is a foreign person within the meaning of Section 1445 of the Code.

(vi)           Neither YouChange nor any of its subsidiaries has agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable period (or portion thereof) ending after the Closing Date.

(vii)          YouChange is not an “investment company” as defined in Section 368(a)(2)(F)(iii) of the Code.

(viii)         YouChange has no present plan or intention to reacquire any of the YouChange Common Stock issued in the Merger in a manner that would cause the Merger to fail to be treated as a reorganization under Section 368 of the Code.

(ix)           Following the Merger, YouChange will continue Earth911’s historic business or use a significant portion of Earth911’s historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

(x)           YouChange has no present, and as of the Effective Time will have no, plan or intention to liquidate Earth911, to merge Earth911 with and into another corporation (except pursuant to the Merger), to sell or otherwise dispose of the stock of Earth911, except for any transfer to a corporation controlled by YouChange in accordance with

Treas. Reg. § 1.368-2(k)(2), or to cause Earth911 to sell or otherwise dispose of any of its assets or any of the assets acquired from YCMS in the Merger, except for dispositions made in the ordinary course of business or transfers to corporations controlled by YouChange.

(xi)           Neither YouChange nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(o)           Accounts Receivable

 Each account receivable of YouChange or any subsidiary of YouChange has arisen from a bona fide transaction in the ordinary course of business, is valid and enforceable, and is fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of YouChange and its subsidiaries or in such other amount that is not material in the aggregate.

(p)           Contracts

Neither YouChange nor any subsidiary of YouChange is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing (other than profit sharing or bonus arrangements with officers and key personnel of subsidiaries); (ii) any collective bargaining or other contract or agreement with any labor union; (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, except, in each case, items included within aggregate amounts disclosed in the YouChange Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable upon 90 days or less notice without penalty to it; (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $5,000; (vi) any contract or agreement creating an obligation of $5,000 or more; (vii) any contract or agreement that by its terms does not terminate or is not terminable without penalty to it within one year after the date hereof; (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement; (ix) any material license agreement; or (x) any contract that may result in a material loss or obligation to it.  All contracts, agreements, and other arrangements to which YouChange or any subsidiary of YouChange is a party are valid and enforceable in accordance with their terms; YouChange, its subsidiaries, and all other parties to each of the foregoing have performed, in all material respects, all obligations required to be performed to date; neither YouChange, nor any subsidiary of YouChange, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

(q)           Compliance with Law and Other Regulations

(i)           General.  Each of YouChange and its subsidiaries is in compliance in all material respects with all requirements of foreign, federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it unless such noncompliance will not have a material adverse effect on YouChange and its subsidiaries taken as a whole.  Without limiting the foregoing, each of YouChange and its subsidiaries has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, andauthorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing.  Neither YouChange nor any subsidiary of YouChange has received any notice from any foreign, federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law, or requirement of any public authority or body. Neither YouChange nor any subsidiary of YouChange is subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of foreign, federal, state, or local law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

(ii)           Environmental.  Without limiting the foregoing, there is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element, or condition adversely affecting any of the properties owned, leased, or used by YouChange or any of its subsidiaries, nor has YouChange or any of its subsidiaries received any official notice or citation that any of its assets or properties in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including any requirements of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) or any Occupational Safety and Health Administration (“OSHA”) requirements.  There has been no (A) storage, treatment, generation, or transportation, or (B) spill, discharge, leak, emission, injection, escape, dumping, or release of any kind into the environment (including into air, water, or ground water) of any materials (including industrial, toxic, or hazardous substances or solid, medical, or hazardous waste) by, or on behalf of, YouChange or any of its subsidiaries or from any property owned, leased, or used by YouChange or any of its subsidiaries in violation of any applicable foreign, federal, state, or local law, statute, rule, or regulation or the common law or any decree, order, arbitration award, or agreement with or any license or permit from any foreign, federal, state, or local governmental authority.  Schedule 3.1(q)(ii) hereto sets forth, as of the date hereof, a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are or have been used by YouChange or its subsidiaries, or are located on property owned, leased, or operated by YouChange or its subsidiaries, and that are subject to foreign, federal, state or local laws, statutes, rules or regulations, and such schedule sets forth their present contents, what the contents have been at any time in the past, and what program of redemption, if any, is contemplated with respect thereto.

(r)           Employee Benefit and Employment Matters

(i)           ERISA Matters.  Each of YouChange and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of YouChange and its subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  Neither YouChange nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.  Each of YouChange and its subsidiaries has furnished to Earth911 true and complete copies of, and listed on Schedule 3.1(r)(i) hereto, each pension plan, welfare plan, and employment benefit plan applicable to YouChange or its subsidiaries or with respect to which YouChange or its subsidiaries or any ERISA Affiliate (as hereinafter defined) contributes or has or may have actual or contingent liability (including any such liability under any terminated plan) and related trust agreements or annuity contracts, Internal Revenue Service determination letters, and summary plan descriptions; all of the foregoing plans, agreements, and commitments are valid, binding, and in full force and effect, and there are no defaults thereunder; and none of the rights of YouChange or its subsidiaries or any of its ERISA Affiliates (as hereinafter defined) thereunder will be impaired by this Agreement  or the consummation of the transactions contemplated by this Agreement.  For purposes of this Agreement, an “ERISA Affiliate” of a party shall be another entity that is considered a single employer with such party under Section 414 of the Code.

(ii)           Labor Matters.  Each of YouChange and its subsidiaries has complied with all other applicable foreign, federal, state, and local laws relating to the employment of labor, including, without limitation, the provisions thereof relating to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and neither YouChange nor any subsidiary of YouChange is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time except in the ordinary course of business consistent with past periods.  Neither YouChange nor any subsidiary of YouChange is a party to any collective bargaining or other contract or agreement with any labor union, and there is no request for union representation pending or threatened against YouChange or any subsidiary of YouChange.  There is not pending or threatened any (A) labor dispute, grievance, strike, or work stoppage involving any of the employees of YouChange or any subsidiary of YouChange, (B) charge or complaint against or involving any employees of YouChange or any subsidiary of YouChange by the National Labor Relations Board, the Department of Labor, the OSHA, or any similar foreign, federal, state, or local board or agency, or (C) unfair employment or labor practice charges by or on behalf of any employee of YouChange or any subsidiary of YouChange.

(iii)           Arrangements with Employees.  The employment of each employee of YouChange and its subsidiaries is terminable at will without cost to YouChange or its subsidiaries.  All officers and independent contractors of YouChange and its subsidiaries are paid salaries or other compensation in accordance with the amounts set forth in Schedule 3.1(r)(iii) hereto, and Schedule 3.1(r)(iii) correctly and accurately sets forth, as of the date hereof, all salaries, expenses, and personal benefits paid to or accrued for all directors, officers, managers, stockholders, independent contractors, agents, or other representatives of YouChange and its subsidiaries as of the date of this Agreement, all of which are reflected as appropriate in the YouChange Base Balance Sheet.

(iv)           Code Section 280G.  Neither YouChange nor any of its subsidiaries is or will be obligated to pay separation, severance, termination, or similar benefits as a result of any transaction contemplated by this Agreement, nor will any such transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual and the transactions contemplated by this Agreement will not be the direct or indirect cause of any amount paid or payable by YouChange or any of its subsidiaries being classified as an excess parachute payment under Section 280G of the Code.

(v)           Section 409A.  Each plan or arrangement that YouChange or any of its subsidiaries is a party to or bound by that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code (each, a “Section 409A Plan”) is in the form required by, and has been operated in all material respects in compliance with, the provisions of Section 409A of the Code and other generally applicable guidance published by the Internal Revenue Service.  No transfers of property have been deemed to occur with respect to any Section 409A Plan as a result of the application of any of the rules relating to funding contained in Section 409A(b) of the Code.

(s)           No Payments to Directors, Officers, Stockholders, or Others

Since the date of the YouChange Base Balance Sheet, there has not been any purchase or redemption of any shares of YouChange Common Stock or any shares of capital stock of any subsidiary of YouChange or any transfer, distribution, or payment by YouChange or its subsidiaries, directly or indirectly, of any assets or properties to any director, officer, or stockholder, other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of the YouChange Base Balance Sheet.

(t)           No Prohibited Payments

Neither YouChange, nor any subsidiary of YouChange, nor, to the knowledge of YouChange, any officer, director, employee, independent contractor, or agent, acting on behalf of YouChange or any subsidiary of YouChange, has at any time (i) made any contributions to any candidate for political office in violation of applicable law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure; (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which YouChange or any subsidiary of YouChange sells products or renders services or from which YouChange or any subsidiary of YouChange buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to YouChange or any subsidiary of YouChange; or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of YouChange or any subsidiary of YouChange.

(u)           Governing Documents and Minute Books

Each of YouChange and its subsidiaries has previously made available to Earth911 true and complete copies of the articles of incorporation and bylaws of each of YouChange and its subsidiaries as currently in effect.  The minute books of YouChange and its subsidiaries contain records that are complete and accurate in all material respects of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and stockholders of YouChange and its subsidiaries, as the case may be, since their incorporation.

(v)           Insurance

Each of YouChange and its subsidiaries maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in amounts as are set forth on Schedule 3.1(v) hereto.  Each of YouChange and its subsidiaries has previously made available to Earth911 true and complete copies of such policies.  Schedule 3.1(v) hereto also sets forth, as of the date hereof, a list of all insurance claims made by YouChange and its subsidiaries during the last three years prior to the date hereof.

(w)           SEC Reports

YouChange’s report on Form 10-K for the year ended June 30, 2011 filed with the SEC and all subsequent reports and proxy statements filed by YouChange thereafter pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed.  Since the filing of such report on Form 10-K, no other report, proxy statement, or other document has been required to be filed by YouChange pursuant to Section 13(a) or 14(a) of the Exchange Act that has not been filed.

(x)           YouChange and YCMS Voting Agreement

The YouChange and YCMS Principal Stockholders have executed and delivered to Earth911 the YouChange and YCMS Voting Agreement attached as Exhibit D hereto.

(y)           Accuracy of Statements

Neither any representation or warranty made by YouChange or YCMS in this Agreement nor any statement, list, certificate, or other information furnished or to be furnished by or on behalf of YouChange or YCMS to Earth911 in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

3.2            Representations and Warranties of Earth911

Except as otherwise set forth in the Earth911 Disclosure Schedules heretofore delivered by Earth911 to YouChange, Earth911 represents and warrants to YouChange as follows:

(a)           Due Incorporation, Good Standing, and Qualification

Each of Earth911 and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted.  Neither Earth911 nor any subsidiary of Earth911 is subject to any material liability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction.  Schedule 3.2(a) hereto sets forth, as of the date of this Agreement, each jurisdiction in which each of Earth911 and its subsidiaries is qualified to do business.

(b)           Corporate Authority

Earth911 has the corporate power and authority (subject to any requisite approval of the Earth911 stockholders) to enter into this Agreement and to carry out the transactions contemplated hereby.  The Board of Directors of Earth911 has duly authorized the execution, delivery, and performance of this Agreement.  Other than stockholder approval, no other corporate proceedings on the part of Earth911 or its subsidiaries are necessary to authorize the execution and delivery by Earth911 of this Agreement or the consummation by Earth911 of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Earth911 and, assuming due authorization, execution, and delivery hereof by each of the other parties hereto, constitutes a legal, valid, and binding agreement of Earth911, enforceable against Earth911 in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c)           Capital Stock

As of the date of this Agreement, Earth911 has authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, of which 36,643,448 shares are issued and outstanding, and 20,000,000 shares of preferred stock, $0.0001 par value, of which no shares are issued and outstanding.  As of such date, 1,350,000 shares of Earth911 Common Stock are reserved for issuance upon the exercise of outstanding Earth911 Stock Options, and 2,072,309 shares of Earth911 Common Stock are reserved for issuance upon the exercise of outstanding warrants.  All of the issued and outstanding shares of capital stock of Earth911 and of each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.  As of the date of this Agreement, the outstanding shares of Earth911 Common Stock are owned as set forth in Schedule 3.2(c) hereto.

(d)           Options, Warrants, and Rights

.Neither Earth911 nor any subsidiary of Earth911 has any outstanding options, warrants, or other rights to purchase, convert any obligation into, or otherwise acquire any shares of its capital stock, other than as set forth in Schedule 3.2(d) hereto.

(e)           Subsidiaries

Except as set forth on Schedule 3.2(e) hereto, the outstanding shares of capital stock of the subsidiaries of Earth911 are owned by Earth911 free and clear of all claims, liens, charges, and encumbrances.  Earth911 does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business other than with respect to its subsidiaries.

(f)           Financial Statements

The Balance Sheets of Earth911 and its subsidiaries as of December 31, 2010 and December 31, 2009, and the related Statements of Operations, Cash Flows, and Changes in Stockholders’ and Members’ Equity of Earth911 and its subsidiaries for the years ended December 31, 2010 and December 31, 2009, and all related schedules and notes to the foregoing, have been audited by Semple, Marchal & Cooper, LLP, registered independent public accountants, and the Balance Sheet of Earth911 as of December 31, 2011, and the related Statements of Operations, Cash Flows, and Changes in Stockholders’ and Members’ Equity of Earth911 for the year ended December 31, 2011, and all related schedules and notes to the foregoing, have been prepared by Earth911 without audit.  All of the foregoing financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and fairly present, in all material respects, the financial position, results of operations, and changes in financial position of Earth911 and its subsidiaries as of their respective dates and for the periods indicated.  Neither Earth911 nor any subsidiary of Earth911 has any material liabilities, obligations, or commitments of a type that would be required to be disclosed in a balance sheet prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of Earth911 and its subsidiaries as of December 31, 2011 (the “Earth911 Base Balance Sheet”), or incurred since the date of the Earth911 Base Balance Sheet in the ordinary course of business.

(g)           No Material Adverse Change

.Since December 31, 2011, except as otherwise set forth on Schedule 3.2(g) hereto, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, properties, assets, or results of operations of Earth911 and its subsidiaries taken as a whole; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Earth911 or any subsidiary of Earth911 that materially affects or impairs the ability of Earth911 and its subsidiaries to conduct their businesses taken as a whole; (iii) any event or condition of any character that has materially and adversely affected the business, condition, or prospects (financial or otherwise) of Earth911 and its subsidiaries taken as a whole; or (iv) any mortgage or pledge of any material amount of the assets or properties of Earth911 or any subsidiary of Earth911, or any indebtedness incurred by Earth911 or any subsidiary of Earth911, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

(h)           Title to Properties

 Each of Earth911 and its subsidiaries has good and marketable title to all of its real and personal assets and properties, including all assets and properties reflected in the Earth911 Base Balance Sheet, or acquired subsequent to the date of the Earth911 Base Balance Sheet, except properties disposed of subsequent to that date in the ordinary course of business or properties relating to discontinued operations.  Such assets and properties are not subject to any mortgage, pledge, lien, claim, encumbrance, charge, security interest, title retention, or other security arrangement, except for liens for the payment of federal, state, or other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Earth911 and its subsidiaries or the ownership of their assets or properties that were not incurred in connection with the borrowing of money or the obtaining of advances, and that do not in the aggregate materially detract from the value of the assets or properties of Earth911 and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in the Earth911 Base Balance Sheet.  All leases pursuant to which Earth911 or any subsidiary of Earth911 leases real or personal property are valid and effective in accordance with their respective terms.  Schedule 3.2(h) hereto sets forth, as of the date hereof, a list of all mortgages and real and personal property leases used to conduct the business of Earth911 or its subsidiaries.

(i)           Condition of Assets and Properties

.The buildings, equipment, machinery, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties presently used in, or necessary for the operation of, the business of Earth911 or its subsidiaries, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

(j)           Litigation

There are no actions, suits, proceedings, or other litigation pending or, to the knowledge of Earth911, threatened against Earth911 or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Earth911 or its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, assets, properties, or operations, or on the condition, financial or otherwise, of Earth911 and its subsidiaries, taken as a whole.  Neither Earth911 nor any subsidiary of Earth911 is a party to any decree, order, or arbitration award (or agreement entered into in any administrative, judicial, or arbitration proceeding with any governmental authority) with respect to or affecting any of its assets or properties or the use thereof or the conduct of its business.  Neither Earth911, nor any subsidiary of Earth911, nor to Earth911’s knowledge, any officer, director, manager, employee, or agent of Earth911 or any subsidiary of Earth911 has made any oral or written warranties with respect to the quality or absence of defect of the products or services sold or performed by Earth911 or any subsidiary of Earth911 that are in force as of the date hereof.  There are no material claims pending, anticipated, or, to the knowledge of Earth911, threatened against Earth911 or any subsidiary of Earth911 with respect to the quality of or absence of defects in such products or services.  Neither Earth911 nor any subsidiary of Earth911 has been required to pay direct, incidental, or consequential damages to any person or entity in connection with any of such products or services at any time during the five-year period preceding the date of this Agreement.

(k)           Licenses and Permits

Neither Earth911 nor any subsidiary of Earth911 is subject to any material disability or liability by reason of its failure to possess any license, permit, franchise, certificate, consent, approval, or authorization.  Each of Earth911 and its subsidiaries has all licenses, permits, franchises, certificates, consents, approvals, and authorizations of whatever kind and type, governmental or private, necessary for the business conducted by it and the ownership or use of all assets and properties and the premises occupied by it.  Schedule 3.2(k) hereto constitutes a true, correct, and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations necessary for the conduct of the business of Earth911 and its subsidiaries.

(l)           Intellectual Property

Each of Earth911 and its subsidiaries owns or holds all of the rights to use all trademarks, trade names, trade secrets, logos, fictitious names, service marks, slogans, patents, and copyrights that are used in or necessary to the operation of its business.  Schedule 3.2(l) hereto constitutes, as of the date hereof, a true, complete, and correct list of all of the registered intellectual property and applications therefor owned by or exclusively licensed to Earth911 or its subsidiaries.  To the knowledge of Earth911, none of the matters covered by the intellectual property, nor any of the products or services sold or provided by Earth911 or any subsidiary of Earth911, nor any of the processes used or the business practices followed by Earth911 or any subsidiary of Earth911, infringes or has infringed upon any patent, trademark, trademark right, trade name, trade name right, trade secret, logo, fictitious name, service mark, slogan, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition.  Neither Earth911 nor any subsidiary of Earth911 is, and following the Effective Time neither Earth911 nor any subsidiary of Earth911 will be, obligated to pay any royalty or other payment with respect to any intellectual property.  To the knowledge of Earth911, no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any intellectual property of Earth911 or any of its subsidiaries.

(m)           No Violation

 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Earth911 or any subsidiary of Earth911 of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to (i) any provision or restriction of any charter, bylaw, stockholders’ agreement, operating agreement, voting trust, proxy, or other similar agreement of Earth911 or known to Earth911; (ii) any loan agreement, indenture, lease, mortgage, or lien of Earth911 or any subsidiary of Earth911; (iii) any provision or restriction of any lien, lease agreement, contract, or instrument to which Earth911 or any subsidiary of Earth911 is a party or by which any of them is bound; or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Earth911 or any subsidiary of Earth911 is subject or by which Earth911 or any subsidiary of Earth911 is bound.  Neither the execution and delivery by Earth911 of this Agreement or any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance, or security interest of any nature or type whatsoever with respect to any of the stock, assets, or properties of any of Earth911 or any subsidiary of Earth911.

(n)           Taxes

(i)           Earth911 has duly filed in correct form all Tax Returns relating to the activities of Earth911 and its subsidiaries required or due to be filed (with regard to applicable extensions) on or prior to the date hereof.  All such Tax Returns are complete and accurate in all material respects, and Earth911 has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from Earth911 or any of its subsidiaries by foreign, federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to YouChange.  The amounts set up as reserves for Taxes on the books of Earth911 and its subsidiaries are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable.  To the knowledge of Earth911, no claims for Taxes or assessments are being asserted or threatened against Earth911 or any of its subsidiaries.  Earth911 has furnished to YouChange a copy of all Tax Returns filed for it within the five-year period prior to the date of the Agreement.

(ii)           Earth911 has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.  Neither Earth911 nor any of its subsidiaries has any non-accountable expense reimbursement arrangement within the meaning of Treasury Regulation Section 1.62-2(c).

(iii)           Neither Earth911 nor any of its subsidiaries have distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code within the last five years, and the stock of Earth911 and its subsidiaries has not been distributed in a transaction satisfying the requirements of Section 355 of the Code within the last five years.

(iv)           Neither Earth911 nor any of its subsidiaries has entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulation Section 301.6011-4(b).  If either Earth911 or its subsidiaries has entered into any transaction such that, if the treatment claimed by it were to be disallowed, the transaction would constitute a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, then it believes that it has either (A) substantial authority for the tax treatment of such transaction or (B) disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

(v)           Earth911 and its subsidiaries are not, and have not in the last five years been, a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder.  None of the stockholders of Earth911 or its subsidiaries is a foreign person within the meaning of Section 1445 of the Code.

(vi)           Neither Earth911 nor any of its subsidiaries has agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable period (or portion thereof) ending after the Closing Date.

(o)           Accounts Receivable

 Each account receivable of Earth911 or any subsidiary of Earth911 has arisen from a bona fide transaction in the ordinary course of business, is valid and enforceable, and is fully collectible, subject to no known defenses, setoffs, or counterclaims, except to the extent of the reserve reflected in the books of Earth911 and its subsidiaries or in such other amount that is not material in the aggregate.

(p)           Contracts

.Except as otherwise set forth on Schedule 3.2(p) hereto, neither Earth911 nor any subsidiary of Earth911 is a party to (i) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, or profit sharing (other than profit sharing or bonus arrangements with officers and key personnel of subsidiaries); (ii) any collective bargaining or other contract or agreement with any labor union; (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, except, in each case, items included within aggregate amounts disclosed in the Earth911 Base Balance Sheet, (iv) any employment agreement or other similar arrangement not terminable upon 90 days or less notice without penalty to it; (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $5,000; (vi) any contract or agreement creating an obligation of $5,000 or more; (vii) any contract or agreement that by its terms does not terminate or is not terminable without penalty to it within one year after the date hereof; (viii) any loan agreement, indenture, promissory note, conditional sales agreement, or other similar type of arrangement; (ix) any material license agreement; or (x) any contract that may result in a material loss or obligation to it.  All contracts, agreements, and other arrangements to which Earth911 or any subsidiary of Earth911 is a party are valid and enforceable in accordance with their terms; Earth911, its subsidiaries, and all other parties to each of the foregoing have performed, in all material respects, all obligations required to be performed to date; neither

Earth911, nor any subsidiary of Earth911, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them.

(q)           Compliance with Law and Other Regulations

(i)           General.  Each of Earth911 and its subsidiaries is in compliance in all material respects with all requirements of foreign, federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it unless such noncompliance will not have a material adverse effect on Earth911 and its subsidiaries taken as a whole.  Without limiting the foregoing, each of Earth911 and its subsidiaries has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing.  Neither Earth911 nor any subsidiary of Earth911 has received any notice from any foreign, federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law, or requirement of any public authority or body. Neither Earth911 nor any subsidiary of Earth911 is subject to or has been threatened with any material fine, penalty, liability, or disability as the result of its failure to comply with any requirement of foreign, federal, state, or local law or regulation or any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it.

(ii)           Environmental.  Without limiting the foregoing, there is no environmental contamination, toxic waste, or other discharge, spill, construction component, structural element, or condition adversely affecting any of the properties owned, leased, or used by Earth911 or any of its subsidiaries, nor has Earth911 or any of its subsidiaries received any official notice or citation that any of its assets or properties in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including any requirements of CERCLA or any OSHA requirements.  There has been no (A) storage, treatment, generation, or transportation, or (B) spill, discharge, leak, emission, injection, escape, dumping, or release of any kind into the environment (including into air, water, or ground water) of any materials (including industrial, toxic, or hazardous substances or solid, medical, or hazardous waste) by, or on behalf of, Earth911 or any of its subsidiaries or from any property owned, leased, or used by Earth911 or any of its subsidiaries in violation of any applicable foreign, federal, state, or local law, statute, rule, or regulation or the common law or any decree, order, arbitration award, or agreement with or any license or permit from any foreign, federal, state, or local governmental authority.  Schedule 3.2(q)(ii) hereto sets forth, as of the date hereof, a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are or have been used by Earth911 or its subsidiaries, or are located on property owned, leased, or operated by Earth911 or its subsidiaries, and that are subject to foreign, federal, state or local laws, statutes, rules or regulations, and such schedule sets forth their present contents, what the contents have been at any time in the past, and what program of redemption, if any, is contemplated with respect thereto.

(r)           Employee Benefit and Employment Matters

(i)           ERISA Matters.  Each of Earth911 and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Earth911 and its subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  Neither Earth911 nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.  Each of Earth911 and its subsidiaries has furnished to YouChange true and complete copies of, and listed on Schedule 3.2(r)(i) hereto, each pension plan, welfare plan, and employment benefit plan applicable to Earth911 or its subsidiaries or with respect to which Earth911 or its subsidiaries or any ERISA Affiliate contributes or has or may have actual or contingent liability (including any such liability under any terminated plan) and related trust agreements or annuity contracts, Internal Revenue Service determination letters, and summary plan descriptions; all of the foregoing plans, agreements, and commitments are valid, binding, and in full force and effect, and there are no defaults thereunder; and none of the rights of Earth911 or its subsidiaries or any of its ERISA Affiliates thereunder will be impaired by this Agreement  or the consummation of the transactions contemplated by this Agreement.

(ii)           Labor Matters.  Each of Earth911 and its subsidiaries has complied with all other applicable foreign, federal, state, and local laws relating to the employment of labor, including, without limitation, the provisions thereof relating to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and neither Earth911 nor any subsidiary of Earth911 is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time except in the ordinary course of business consistent with past periods.  Neither Earth911 nor any subsidiary of Earth911 is a party to any collective bargaining or other contract or agreement with any labor union, and there is no request for union representation pending or threatened against Earth911 or any subsidiary of Earth911.  There is not pending or threatened any (A) labor dispute, grievance, strike, or work stoppage involving any of the employees of Earth911 or any subsidiary of Earth911, (B) charge or complaint against or involving any employees of Earth911 or any subsidiary of Earth911 by the National Labor Relations Board, the Department of Labor, the OSHA, or any similar foreign, federal, state, or local board or agency, or (C) unfair employment or labor practice charges by or on behalf of any employee of Earth911 or any subsidiary of Earth911.

(iii)           Arrangements with Employees.  The employment of each employee of Earth911 and its subsidiaries is terminable at will without cost to Earth911 or its subsidiaries.  All principal officers of Earth911 and its subsidiaries are paid salaries or other compensation in accordance with the amounts set forth in Schedule 3.2(r)(iii) hereto, and Schedule 3.2(r)(iii) correctly and accurately sets forth, as of the date hereof, all salaries, expenses, and personal benefits paid to or accrued for all such principal officers of Earth911 and its subsidiaries as of the date of this Agreement, all of which are reflected as appropriate in the Earth911 Base Balance Sheet.

(iv)           Code Section 280G.  Neither Earth911 nor any of its subsidiaries is or will be obligated to pay separation, severance, termination, or similar benefits as a result of any transaction contemplated by this Agreement, nor will any such transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due to any individual and the transactions contemplated by this Agreement will not be the direct or indirect cause of any amount paid or payable by Earth911 or any of its subsidiaries being classified as an excess parachute payment under Section 280G of the Code.

(v)           Section 409A.  Each plan or arrangement that Earth911 or any of its subsidiaries is a party to or bound by that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code (each, a “Section 409A Plan”) is in the form required by, and has been operated in all material respects in compliance with, the provisions of Section 409A of the Code and other generally applicable guidance published by the Internal Revenue Service.  No transfers of property have been deemed to occur with respect to any Section 409A Plan as a result of the application of any of the rules relating to funding contained in Section 409A(b) of the Code.

(s)           No Payments to Directors, Officers, Stockholders, or Others

 Since the date of the Earth911 Base Balance Sheet, there has not been any purchase or redemption of any shares of Earth911 Common Stock or any shares of capital stock of any subsidiary of Earth911 or any transfer, distribution, or payment by Earth911 or its subsidiaries, directly or indirectly, of any assets or properties to any director, officer, or stockholder, other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of the Earth911 Base Balance Sheet.

(t)           No Prohibited Payments

.Neither Earth911, nor any subsidiary of Earth911, nor, to the knowledge of Earth911, any officer, director, employee, independent contractor, or agent, acting on behalf of Earth911 or any subsidiary of Earth911, has at any time (i) made any contributions to any candidate for political office in violation of applicable law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure; (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which Earth911 or any subsidiary of Earth911 sells products or renders services or from which Earth911 or any subsidiary of Earth911 buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to Earth911 or any subsidiary of Earth911; or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of Earth911 or any subsidiary of Earth911.

(u)           Governing Documents and Minute Books

 Each of Earth911 and its subsidiaries has previously made available to YouChange true and complete copies of the certificate of incorporation and bylaws of each of Earth911 and its subsidiaries as currently in effect.  The minute books of Earth911 and its subsidiaries contain records that are complete and accurate in all material respects of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and stockholders of Earth911 and its subsidiaries, as the case may be, since their incorporation.

(v)           Insurance

Each of Earth911 and its subsidiaries maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in amounts as are set forth on Schedule 3.2(v) hereto.  Each of Earth911 and its subsidiaries has previously made available to YouChange true and complete copies of such policies.  Schedule 3.2(v) hereto also sets forth, as of the date hereof, a list of all insurance claims made by Earth911 and its subsidiaries during the last three years prior to the date hereof.

(w)           Earth911 Voting Agreement

The Earth911 Principal Stockholders have executed and delivered to YouChange the Earth911 Voting Agreement attached as Exhibit E hereto.

(x)           Accredited Investors

.  As of the date of this Agreement, each stockholder of Earth911 is an “Accredited Investor” as that term is defined under Rule 501 of Regulation D or otherwise can acquire the YouChange Common Stock pursuant to this Agreement without registration under the Securities Act of 1933 (the “Securities Act”) by virtue of the exemption provided by Section 4(2) of that act.

(y)           Accuracy of Statements

.  Neither any representation or warranty made by Earth911 in this Agreement nor any statement, list, certificate, or other information furnished or to be furnished by or on behalf of Earth911 to YouChange or YCMS in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

3.3            No Other Representations or Warranties

.  Except for the representations and warranties contained in this Section 3, none of the parties to this Agreement makes any other express or implied representation or warranty with respect to it, its business, financial condition, or prospects, and each such party disclaims that it or any of its directors, officers, representatives, or agents has made any other representation or warranty.  Except for the representations and warranties contained in this Section 3, each party disclaims, with the consent of the other parties, all liability or responsibility for any other asserted representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to any other party or such party’s directors, officers, representatives, or agents.

SECTION 4.

COVENANTS

4.1            Mutual Covenants of the Parties

(a)           Commercially Reasonable Efforts

 Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable law, so as to enable such party to consummate, as soon as practicable, the transactions contemplated hereby, including (i) obtaining all consents, approvals, authorizations, permits, or orders from any Governmental Entity (as hereinafter defined) or other person that are required for the consummation of the transactions contemplated hereby; (ii) making all necessary filings, and thereafter making any other required submissions, with respect to this Agreement and the transactions contemplated hereby under any applicable laws; provided, that the parties hereto shall cooperate with each other in connection with the preparation and making of all such filings, including, if requested and subject to applicable laws regarding the exchange of information, by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable changes suggested in connection therewith provided that the reviewing party agrees to act reasonably and as promptly as practicable; (iii) taking any and all actions reasonably necessary to satisfy all of the conditions to such party’s obligations hereunder as set forth in Section 5; and (iv) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Effective Time.  The term “Governmental Entity” shall mean any domestic or foreign governmental, administrative, judicial, or regulatory authority, agency, commission, body, court, or other legislative, executive, or judicial governmental entity.

(b)           Notice Regarding Changes

 YouChange shall promptly inform Earth911 in writing of any change in facts and circumstances that could reasonably be expected to render any of the representations and warranties made herein by YouChange or YCMS inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.  Earth911 shall promptly inform YouChange in writing of any change in facts and circumstances that could reasonably be expected to render any of the representations and warranties made herein by Earth911 inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

(c)           Public Announcements

.YouChange and Earth911 shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement unless mutually agreed by YouChange and Earth911, except as may be required by law on the advice of counsel or by any listing agreement with any national securities exchange.

(d)           Further Assurances

.If at any time after the Effective Time, any further action is necessary or desirable for any party to carry out the purposes of this Agreement (including providing any information in any way related to the assets to be purchased pursuant to this Agreement), the proper officers and directors of such party to this Agreement shall take all such action.

(e)           Consistent Tax Reporting

.None of the parties herein nor any of their affiliates will (i) take any position on an applicable income tax Return that is inconsistent with the treatment of the Merger as an integrated transaction characterized as a merger of YCMS into Earth911 that constitutes a reorganization within the meaning of Section 368(a)(1)(A) of the Code, other than in connection with a final determination following a challenge by a taxing authority; or (ii) knowingly take any action or knowingly fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

4.2            Covenants of YouChange

YouChange agrees that, unless Earth911 otherwise agrees in writing, prior to the Effective Time, it will comply with the following:

(a)           Stockholder Consent or Approval

As promptly as practicable after the date of this Agreement, but in any event no later than June 15, 2012, YouChange shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the NRS, solicit written consents of, or submit to a vote of, YouChange stockholders (i) approving a 1-for-5 reverse stock split of the YouChange Common Stock, (ii) approving and adopting the Amended and Restated Articles of Incorporation as set forth in Exhibit B hereto, and (iii) approving and adopting the Amended and Restated Bylaws as set forth in Exhibit C hereto.  In addition, as promptly as practicable after the date of this Agreement, but in any event no later than June 15, 2012, YouChange, as the sole stockholder of YCMS, shall, in accordance with YCMS’s certificate of incorporation and bylaws and the applicable requirements of the DGCL, execute a written consent approving and adopting this Agreement and approving the transactions contemplated hereby.

(b)           Preservation of Business

YouChange shall use its best efforts to (i) preserve intact the present business organization of YouChange and its subsidiaries; (ii) preserve the present goodwill and advantageous relationships of YouChange and its subsidiaries with investors and all other persons having business dealings with YouChange or its subsidiaries; (iii) preserve and maintain in full force and effect all licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights of YouChange and its subsidiaries; and (iv) maintain in full force and effect all property, casualty, fiduciary, directors and officers, and other forms of insurance that it is presently carrying.

(c)           Ordinary Course

YouChange and its subsidiaries shall operate their business only in the usual, regular, and ordinary course and manner.  Without limiting the foregoing, neither YouChange nor any subsidiary of YouChange shall (i) encumber or mortgage any of its assets or properties; (ii) incur any obligation (contingent or otherwise) or purchase or acquire, or transfer or convey, any material assets or properties or enter into any transaction or make or enter into any contract or commitment, except in the ordinary course of business; (iii) acquire any stock or other equity interest in any corporation, trust, or other entity; (iv) create, incur, or assume any indebtedness for borrowed money, or incur, assume, or become subject, whether directly or indirectly, by way of guaranty or otherwise, to any obligation or liability (whether absolute, accrued, contingent, or otherwise and whether due or to become due) other than obligations or liabilities incurred in the ordinary course of business; (v) fail to discharge or to satisfy any lien, claim, or encumbrance or pay or satisfy any claim, obligation, or liability (whether absolute, accrued, contingent, or otherwise) when the same shall become due and payable; (vi) sell, lease, assign, transfer, or otherwise dispose of any asset or property, except for sales of inventory in the ordinary course of business; (vi) knowingly permit or allow any material asset or property of YouChange or its subsidiaries to be subjected to any lien, claim, or encumbrance or enter into any conditional sale or other title retention agreement with respect to any material asset or property; (vii) change in any material respect the accounting methods or practices followed by YouChange and its subsidiaries; (viii) enter into any agreement with any labor union or association representing any employee; (ix) enter into, amend, terminate, or fail to renew any material contract, other than in the ordinary course of business; (x) make any capital expenditures, capital additions, or capital improvements in excess of $5,000 individually or $10,000 in the aggregate, other than in the ordinary course of business; (xi) make or revoke any material tax election, other than consistent with past practice, unless required by applicable law, or resolve any tax audit or other similar proceeding in respect of material taxes paid by YouChange and its subsidiaries; (xii) waive or settle any material claims or rights relating to YouChange’s or its subsidiaries’ business; or (xiii) transfer or license to any person or otherwise extend, modify, or amend in any material respect, any rights to intellectual property, other than in the ordinary course of business.

(d)           Books and Records

.YouChange and its subsidiaries shall maintain their books, accounts, and records in the usual, regular, and ordinary manner and on a basis consistent with prior years.

(e)           Compliance with Law

YouChange and its subsidiaries shall comply with all laws, regulations, and rules applicable to them, the conduct of their business, and the ownership or use of their assets and properties.

(f)           No Organic Change

.Neither YouChange nor any subsidiary of YouChange shall (i) amend its articles of incorporation or bylaws; (ii) make any change in its capital stock by reclassification, subdivision, reorganization, or otherwise; or (iii) merge or consolidate with any other corporation, trust, or other entity or change the character of their business, in either case except as contemplated by this Agreement.

(g)           No Issuance by YouChange of Shares, Options, or Other Securities

.Neither YouChange nor any subsidiary of YouChange shall (i) issue any shares of capital stock except for the issuance of any shares of YouChange Common Stock upon the exercise of outstanding stock options; or (ii) grant any option, warrant, instrument, or other right to purchase or to convert any obligation into shares of capital stock of YouChange.

(h)           Compensation

 Neither YouChange nor any subsidiary of YouChange shall (i) increase the compensation payable to any officer or to other management personnel from the amount payable as of December 31, 2011; or (ii) introduce, adopt, or change any pension or profit sharing plan or any other employee benefit arrangement, except for insubstantial changes necessary to comply with the minimum requirements of the Code or ERISA, or except as disclosed in the YouChange Disclosure Schedules.  Neither YouChange nor any subsidiary of YouChange shall enter into any employment agreements with any of their officers or management personnel that may not be cancelled without penalty upon notice not exceeding 90 days.

(i)           Dividends

YouChange shall not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock; or (iii) repurchase, redeem, or otherwise acquire any shares of capital stock of Earth911 or its subsidiaries or any other securities thereof.

(j)           Earth911’s Access to Information and Properties

YouChange shall during regular business hours, upon reasonable advance notice and without unreasonable disruption to the operations of YouChange and its business, permit Earth911 and its authorized employees, agents, accountants, legal counsel, and other representatives to have access to the books, records, officers, and (upon reasonable advance request) employees, counsel, accountants, and other representatives of YouChange and its subsidiaries for the purpose of conducting an investigation of the financial condition, corporate status, operations, prospects, business, and properties of YouChange and its subsidiaries.  YouChange shall make available to Earth911 for examination and reproduction all documents and data of every kind and character relating to YouChange and its subsidiaries in possession or control of, or subject to reasonable access by, YouChange and its subsidiaries, including all files, records, data, and information relating to the properties of YouChange and its subsidiaries (whether stored in paper, magnetic, or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto.  YouChange shall, during regular business hours, upon reasonable advance notice and without unreasonable disruption to the operations of YouChange and its business, also allow Earth911 access to, and the right to inspect, the properties of YouChange and its subsidiaries.

(k)           Consents and Approvals

YouChange shall use its commercially reasonable efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by YouChange of the transactions contemplated by this Agreement.  YouChange shall make all filings, applications, statements, and reports to all foreign, federal, state, local, and other government agencies or entities that are required to be made prior to the Effective Time by or on behalf of YouChange or its subsidiaries pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

4.3            Covenants of Earth911

Earth911 agrees that, unless YouChange otherwise agrees in writing, prior to the Effective Time, it will comply with the following:

(a)           Stockholder Consent or Approval

As promptly as practicable after the date of this Agreement, but in any event no later than June 15, 2012, Earth911 shall, in accordance with its certificate of incorporation and bylaws and the applicable requirements of the DGCL, solicit written consents of Earth911 stockholders approving and adopting this Agreement and approving the transactions contemplated hereby.

(b)           Preservation of Business

 Earth911 shall use its best efforts to (i) preserve intact the present business organization of Earth911 and its subsidiaries; (ii) preserve the present goodwill and advantageous relationships of Earth911 and its subsidiaries with investors and all other persons having business dealings with Earth911 or its subsidiaries; (iii) preserve and maintain in full force and effect all licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights of Earth911 and its subsidiaries; and (iv) maintain in full force and effect all property, casualty, fiduciary, directors and officers, and other forms of insurance that it is presently carrying.

(c)           Ordinary Course

 Earth911 and its subsidiaries shall operate their business only in the usual, regular, and ordinary course and manner.  Without limiting the foregoing, neither Earth911 nor any subsidiary of Earth911 shall (i) encumber or mortgage any of its assets or properties; (ii) incur any obligation (contingent or otherwise) or purchase or acquire, or transfer or convey, any material assets or properties or enter into any transaction or make or enter into any contract or commitment, except in the ordinary course of business; (iii) acquire any stock or other equity interest in any corporation, trust, or other entity; (iv) create, incur, or assume any indebtedness for borrowed money, or incur, assume, or become subject, whether directly or indirectly, by way of guaranty or otherwise, to any obligation or liability (whether absolute, accrued, contingent, or otherwise and whether due or to become due) other than obligations or liabilities incurred in the ordinary course of business; (v) fail to discharge or to satisfy any lien, claim, or encumbrance or pay or satisfy any claim, obligation, or liability (whether absolute, accrued, contingent, or otherwise) when the same shall become due and payable; (vi) sell, lease, assign, transfer, or otherwise dispose of any asset or property, except for sales of inventory in the ordinary course of business; (vi) knowingly permit or allow any material asset or property of Earth911 or its subsidiaries to be subjected to any lien, claim, or encumbrance or enter into any conditional sale or other title retention agreement with respect to any material asset or property; (vii) change in any material respect the accounting methods or practices followed by Earth911 and its subsidiaries; (viii) enter into any agreement with any labor union or association representing any employee; (ix) enter into, amend, terminate, or fail to renew any material contract, other than in the ordinary course of business; (x) make any capital expenditures, capital additions, or capital improvements in excess of $5,000 individually or $10,000 in the aggregate, other than in the ordinary course of business; (xi) make or revoke any material tax election, other than consistent with past practice, unless required by applicable law, or resolve any tax audit or other similar proceeding in respect of material taxes paid by Earth911 and its subsidiaries; (xii) waive or settle any material claims or rights relating to Earth911’s or its subsidiaries’ business; or (xiii) transfer or license to any person or otherwise extend, modify, or amend in any material respect, any rights to intellectual property, other than in the ordinary course of business.

(d)           Books and Records

 Earth911 and its subsidiaries shall maintain their books, accounts, and records in the usual, regular, and ordinary manner and on a basis consistent with prior years.

(e)           Compliance with Law

.Earth911 and its subsidiaries shall comply with all laws, regulations, and rules applicable to them, the conduct of their business, and the ownership or use of their assets and properties.

(f)           No Organic Change

 Neither Earth911 nor any subsidiary of Earth911 shall (i) amend its certificate of incorporation or bylaws; (ii) make any change in its capital stock by reclassification, subdivision, reorganization, or otherwise; or (iii) merge or consolidate with any other corporation, trust, or other entity or change the character of their business, in either case except as contemplated by this Agreement.

(g)           No Issuance by Earth911 of Shares, Options, or Other Securities

.Neither Earth911 nor any subsidiary of Earth911 shall (i) issue any shares of capital stock except for the issuance of any shares of Earth911 Common Stock upon the exercise of outstanding stock options; or (ii) grant any option, warrant, instrument, or other right to purchase or to convert any obligation into shares of capital stock of Earth911.

(h)           Compensation

Neither Earth911 nor any subsidiary of Earth911 shall (i) increase the compensation payable to any officer or to other management personnel from the amount payable as of December 31, 2011; or (ii) introduce, adopt, or change any pension or profit sharing plan or any other employee benefit arrangement, except for insubstantial changes necessary to comply with the minimum requirements of the Code or ERISA, or except as disclosed in the Earth911 Disclosure Schedules.  Neither Earth911 nor any subsidiary of Earth911 shall enter into any employment agreements with any of their officers or management personnel that may not be cancelled without penalty upon notice not exceeding 90 days.

(i)           Dividends

 Earth911 shall not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock; or (iii) repurchase, redeem, or otherwise acquire any shares of capital stock of Earth911 or its subsidiaries or any other securities thereof.

(j)           YouChange’s Access to Information and Properties

Earth911 shall during regular business hours, upon reasonable advance notice and without unreasonable disruption to the operations of Earth911 and its business, permit YouChange and its authorized employees, agents, accountants, legal counsel, and other representatives to have access to the books, records, officers, and (upon reasonable advance request) employees, counsel, accountants, and other representatives of Earth911 and its subsidiaries for the purpose of conducting an investigation of the financial condition, corporate status, operations, prospects, business, and properties of Earth911 and its subsidiaries.  Earth911 shall make available to YouChange for examination and reproduction all documents and data of every kind and character relating to Earth911 and its subsidiaries in possession or control of, or subject to reasonable access by, Earth911 and its subsidiaries, including all files, records, data, and information relating to the properties of Earth911 and its subsidiaries (whether stored in paper, magnetic, or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto.  Earth911 shall, during regular business hours, upon reasonable advance notice and without unreasonable disruption to the operations of Earth911 and its business, also allow YouChange access to, and the right to inspect, the properties of Earth911 and its subsidiaries.

(k)           Consents and Approvals

Earth911 shall use its commercially reasonable efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by Earth911 of the transactions contemplated by this Agreement.  Earth911 shall make all filings, applications, statements, and reports to all foreign, federal, state, local, and other government agencies or entities that are required to be made prior to the Effective Time by or on behalf of Earth911 or its subsidiaries pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

(l)           Investor Representation Letter

Earth911 shall provide to YouChange an investor representation letter, providing that each stockholder of Earth911 is an “Accredited Investor” as that term is defined under Rule 501 of Regulation D or otherwise can acquire the YouChange Common Stock pursuant to this Agreement without registration under the Securities Act by virtue of the exemption provided by Section 4(2) of that act, and other customary representations and warranties provided in a private placement of securities.

4.4            Confidentiality

(a)           Except as contemplated by this Agreement, as required by law, or otherwise expressly consented to in writing by YouChange, YCMS, and Earth911, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Effective Time, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage.  Notwithstanding the foregoing, (i) YouChange or Earth911 may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement, or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law, and (ii) YouChange may, at any time after the date of this Agreement, file with the SEC a Form 8-K and/or Form D pursuant to the Exchange Act and Securities Act, respectively, with respect to the transactions contemplated by this Agreement, which Form 8-K may include, among other things, financial statements and pro forma financial information with respect to YouChange, (iii) as soon as reasonably practicable after the date of this Agreement, YouChange and Earth911 agree to cooperate in the making of a joint press release related to the transactions contemplated hereby.  Prior to the Effective Time or termination of this Agreement, Earth911 shall cooperate with YouChange and provide such information and documents as may be required in connection with any such filings, and (iv) Earth911 may disclose information related to this Agreement and the transactions contemplated thereby to selected third parties as necessary for its business or regulatory purposes, provided Earth911 obtains written assurances that any material nonpublic information shall be kept in confidence and the recipients shall not trade YouChange stock while in possession of material nonpublic information.

(b)           If the transactions contemplated hereby are not consummated, each party will hold, and each party will cause its respective subsidiaries to hold, in absolute confidence any information obtained from another party except to the extent (i) such party is required to disclose such information by law or regulation, (ii) disclosure of such information is necessary in connection with the pursuit of a claim by such party against another party, (iii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iv) such information becomes generally available to the public or is otherwise no longer confidential.  Prior to any disclosure of information pursuant to the exception in clause (i) or (ii) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.  Notwithstanding the foregoing, YouChange or Earth911 may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement, or other disclosure regarding the termination of this Agreement and the transactions contemplated hereby that it determines are reasonably necessary or desirable under applicable law.

SECTION 5.

CONDITIONS PRECEDENT TO OBLIGATIONS

5.1            Conditions Precedent to the Obligations of YouChange and YCMS

The obligations of YouChange and YCMS under this Agreement are, at the option of YouChange and YCMS, subject to the satisfaction of the following conditions on or before the Effective Time:

(a)           Accuracy of Representations and Warranties

The representations and warranties of Earth911 herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except as affected by transactions contemplated hereby.

(b)           Performance of Agreements

.Earth911 shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Effective Time.

(c)           Corporate Approval

All necessary corporate action on the part of the directors and stockholders of Earth911 approving and adopting this Agreement and approving the transactions contemplated hereby shall have been taken by June 15, 2012.

(d)           No Material Adverse Change

There shall have been no material adverse change in the business, properties, operating results, or financial condition of Earth911 and its subsidiaries taken as a whole.

(e)           Litigation

.No action or proceeding by any Governmental Entity shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement, and would, in the reasonable judgment of YouChange and YCMS, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

(f)           Dissenters' Rights

Dissenters' rights of appraisal under the DGCL shall not have been effectively preserved as of the Effective Time by owners of more than 5.0% of the outstanding shares of Earth911 Common Stock.

(g)           Officer’s Certificate

Earth911 shall deliver to YouChange a certificate in form and substance reasonably satisfactory to YouChange and its counsel, executed by the Chief Executive Officer and Director of Finance of Earth911, certifying that the conditions specified in Sections 5.1(a), 5.1(b), and 5.1(d) have been fulfilled.

(h)           Earth911 Voting Agreement

The Earth911 Principal Stockholders listed in Appendix 3 hereto shall have executed and delivered to YouChange the Earth911 Voting Agreement in the form of Exhibit E hereto.

(i)           Secretary’s Certificate

Earth911 shall deliver to YouChange a secretary's certificate in form and substance reasonably satisfactory to YouChange and its counsel, dated as of the Closing Date certifying attached copies of (i) the organizational documents of Earth911, (ii) the resolutions of the Earth911 Board of Directors approving this Agreement and the transactions contemplated hereby; (iii) documentation regarding approval of this Agreement and the transactions contemplated hereby by the stockholders of Earth911 and (iv) the incumbency of each authorized officer of Earth911 signing this Agreement and any other agreement or instrument contemplated hereby to which Earth911 is a party.

5.2            Conditions Precedent to the Obligations of Earth911

The obligations of Earth911 under this Agreement are, at the option of Earth911, subject to the satisfaction of the following conditions on or before the Effective Time:

(a)           Accuracy of Representations and Warranties

The representations and warranties of YouChange and YCMS herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time, except as affected by transactions contemplated hereby.

(b)           Performance of Agreements

YouChange and YCMS shall have, in all material respects, performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Effective Time.

(c)           Corporate Approval

All necessary corporate action on the part of the directors and stockholders of YouChange (i) approving a 1-for-5 reverse stock split of the YouChange Common Stock, (ii) approving and adopting this Agreement and approving the transactions contemplated hereby, (iii) approving and adopting the Amended and Restated Articles of Incorporation as set forth in Exhibit B hereto, and (iv) approving and adopting the Amended and restated Bylaws as set forth in Exhibit C hereto, and all necessary corporate action on the part of YCMS approving and adopting this Agreement and approving the transactions contemplated hereby, shall have been taken by June 15, 2012.

(d)           No Material Adverse Change

There shall have been no material adverse change in the business, properties, operating results, or financial condition of YouChange and its subsidiaries taken as a whole.

(e)           Litigation

No action or proceeding by any Governmental Entity shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement, and would, in the reasonable judgment of Earth911, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

(f)           Dissenters’ Rights

 Dissenters’ rights of appraisal under the NRS shall not have been effectively preserved as of the Effective Time by owners of more than 5.0% of the outstanding shares of YouChange Common Stock.

(g)           Officer’s Certificate

YouChange shall deliver to Earth911 a certificate in form and substance reasonably satisfactory to Earth911 and its counsel, executed by the Chief Executive Officer and Chief Financial Officer of YouChange, certifying that the conditions specified in Sections 5.2(a), 5.2(b), and 5.2(d) have been fulfilled.

(h)           YouChange and YCMS Voting Agreement

The YouChange and YCMS Principal Stockholders listed in Appendix 2 hereto shall have executed and delivered to Earth911 the YouChange and YCMS Voting Agreement in the form of Exhibit D hereto.

(i)           Secretary’s Certificate

YouChange and YCMS shall each deliver to Earth911 a secretary's certificate in form and substance reasonably satisfactory to Earth911 and its counsel, dated as of the Closing Date certifying attached copies of (i) the organizational documents of YouChange and YCMS, in each case, (ii) the resolutions of each respective Board of Directors approving this Agreement and the transactions contemplated hereby, in each case; (iii) documentation regarding approval of this Agreement and the transactions contemplated hereby by the stockholders of YouChange and YCMS, in each case, (iv) the incumbency of each authorized officer of YouChange and YCMS, in each case, signing this Agreement and any other agreement or instrument contemplated hereby to which YouChange and YCMS, in each case, is a party.

(j)           Severance and Noncompetition Agreements

 Each of the individuals listed in Appendix 4 hereto shall have executed a severance and noncompetition agreement in the form of Exhibit F hereto.

(k)           Consulting Agreements

 Each of the individuals listed in Appendix 5 hereto shall have executed a consulting agreement in the form of Exhibit G hereto.

SECTION 6.

WAIVER, MODIFICATION, ABANDONMENT

6.1            Waivers

The failure of YouChange and YCMS to comply with any of their obligations, agreements, or conditions as set forth herein may be waived expressly in writing by Earth911, by action of its Board of Directors without the requirement for a vote of stockholders.  The failure of Earth911 to comply with any of its obligations, agreements, or conditions as set forth herein may be waived expressly in writing by YouChange and YCMS, by action of their respective Boards of Directors without the requirement for a vote of stockholders.

6.2            Modification

This Agreement may be modified at any time in any respect by the written mutual consent of all of the parties, notwithstanding prior approval by the stockholders.  Any such modification may be approved for any party by its Board of Directors, without further stockholder approval, except that the Conversion Rate may not be changed in any material respects without the consent of Earth911 stockholders given by the same vote as is required under applicable state law for approval of this Agreement and the transactions contemplated hereby.

6.3            Abandonment

The Merger may be abandoned on or before the Effective Time notwithstanding adoption of this Agreement by the stockholders of the parties hereto:

(a)           By the mutual agreement of the Boards of Directors of YouChange, YCMS, and Earth911;

(b)           By the Boards of Directors of YouChange and YCMS, if any of the conditions provided in Section 5.1 shall not have been satisfied, complied with, or performed in any material respect, and YouChange and YCMS shall not have waived such failure of satisfaction, noncompliance, or nonperformance; or

(c)           By the Board of Directors of Earth911, if any of the conditions provided in Section 5.2 shall not have been satisfied, complied with, or performed in any material respect, and Earth911 shall not have waived such failure of satisfaction, noncompliance, or nonperformance;

(d)           At the option of any of YouChange, YCMS, or Earth911, if there shall have been instituted and be pending or threatened any legal proceeding by any Governmental Entity seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the Merger contemplated by this Agreement, or if any order restraining or prohibiting the Merger shall have been issued by any court or Governmental Entity and shall be in effect.

In the event of any abandonment pursuant to this Section 6.3 (other than pursuant to subparagraph 6.3(a) hereof) written notice setting forth the reasons thereof shall forthwith be given by YouChange and YCMS, if they are the abandoning party, to Earth911, or by Earth911, if it is the abandoning party, to YouChange and YCMS.  This Agreement shall be abandoned automatically if the Effective Time shall not have occurred on or before August 31, 2012, or such later date as shall have been mutually agreed to by the parties hereto under Section 6.2.

6.4            Effect of Abandonment

If the Merger is abandoned as provided for in this Section, (a) this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement or to the directors, officers, representatives, and agents of any such party, and (b) YouChange, YCMS, and Earth911 shall each pay its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of its counsel, accountants, investment bankers, and other experts.

SECTION 7.

GENERAL

7.1            Indemnity Against Finders

Each party hereto shall indemnify and hold the other parties harmless against any claim for finders’ fees based on alleged retention of a finder by it.

7.2            Specific Performance

Each of YouChange and YCMS, on the one hand, and Earth911, on the other hand, hereby acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such party could not be adequately compensated by monetary damages.  Accordingly, each of YouChange and YCMS, on the one hand, and Earth911, on the other hand agrees that, in addition to any other right or remedy to which the other parties hereto may be entitled, at law or in equity, such other parties will be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of the provisions of this Agreement, without posting any bond or other undertaking.

7.3            Controlling Law

This Agreement, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of the state of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

7.4            Notices

All notices, requests, consents, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given and received (a) if mailed by registered or certified mail, three business days after deposit in the United States mail, postage prepaid, return receipt requested; (b) upon confirmation of a receipt of a facsimile or e-mail transmission; (c) if hand delivered, upon delivery against receipt or upon refusal to accept the notice; or (d) if delivered by a standard overnight courier, one business day after deposit with such courier, postage prepaid, in each case, addressed to such party at the address set forth below:

If to YouChange or YCMS:

YouChange Holdings Corp
2708 North 68th Street, Suite 4
Scottsdale, Arizona 85257
Attention:  Jeffrey Rassás
Phone:  (480) 947-3588
Fax:  (866) 536-4044
E-mail:  jrassas@youchange.com

with a copy given in the manner

prescribed above, to:

Jeffrey R. Perry Law Firm, P.C.
7119 East Shea Boulevard
Suite 109-111
Scottsdale, Arizona 85257-6107
Attention:  Jeffrey R. Perry
Phone:  (480) 368-5441
Fax:  (866) 288-4877
E-mail:  jeff@jrperrylaw.com

If to Earth911:

Earth911, Inc.
1375 North Scottsdale Road, Suite 140
Scottsdale, Arizona 85257
Attention:  Barry Monheit
Phone:  (480) 729-6612
Fax:  (480) 889-2660
E-mail:  barry.monheit@globalalerts.com

with a copy given in the manner
prescribed above, to:

Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Attention: Robert S. Kant, Esq.
Phone: (602) 445-8000
Fax: (602) 445-8100
E-mail:  kantr@gtlaw.com

Any party may alter the address to which communications or copies are to be sent by giving notice to such of change of address in conformity with the provisions of this paragraph for the giving of notice.

7.5            Binding Nature of Agreement; No Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

7.6            Entire Agreement

This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing duly executed by all parties hereto.

7.7            Severability

 If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the maximum extent possible.

7.8            Schedules

The Schedules hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.  Any matter disclosed pursuant to any Schedule (a) shall be deemed to be disclosed as to all other applicable Schedules if either (i) there is an explicit cross-reference to another Schedule, or (ii) such disclosure is reasonably apparent on its face to be applicable to any other Schedule; and (b) shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

7.9            Paragraph Headings

The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

7.10            Gender; Construction

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.  Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”  The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto.  The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.

7.11            Counterparts

This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

7.12            Expenses

Each party shall pay such party’s own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including the fees and expenses of its counsel, accountants, investment bankers, and other experts.

7.13           Non-Survival of Representations and Warranties

None of the representations or warranties, made in or pursuant to this Agreement shall survive the Effective Time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

YOUCHANGE HOLDINGS CORP

By:
Jeffrey Rassás, Chairman, Chief Executive
Officer, and President

YOUCHANGE MERGER SUBSIDIARY CORP.

By:
Jeffrey Rassás, President and Chief Executive
Officer

EARTH911, INC.

By:
Barry Monheit, Chief Executive Officer

APPENDIX 1

Directors and Officers of YouChange

Directors	Class

Barry Monheit	Class I
Colt Melby	Class I
Marie Wadecki	Class II
Sheldon Epstein	Class II
Mitch Saltz, Chairman	Class III
Ronald Miller	Class III
Richard Quinn	Class III

Officers

Barry Monheit - Chief Executive Officer
Corey Lambrecht - President Earth911
Derrick Mains - President YouChange
Rick Papworth - Chief Financial Officer
Karl Zeidler - Secretary

APPENDIX 2

Parties to YouChange and YCMS Voting Agreement

YouChange Principal Stockholders

1.           Hayjour Family, L.P.

2.           Steven Phelps

3.           Victor Sibilla

4.           Eric Goldstein

5.           Janisary, LLC

6.           Roger Morrison

7.           Optimum Holdings, LLC

8.           Stockbridge Enterprises, L.P.

9.           Les Olson

10.           William Andrew Trust

11.           Dr. Michael Silber

YCMS Principal Stockholder

1.           YouChange

APPENDIX 3

Parties to Earth911 Voting Agreement

1.           Southwest Green Investments, L.L.C.

2.           EarthNow LLC

3.           Global Security Holdings, L.L.C.

4.           Stockbridge Enterprises, LP

5.           Corey Lambrecht

APPENDIX 4

Parties to Severance and Noncompetition Agreement

1.           Derrick Mains

2.           Dan Fogel

APPENDIX 5

Parties to Consulting Agreement

1.           Jeffrey Rassás

EXHIBIT A

Certificate of Merger

(Attached)

EXHIBIT B

Amended and Restated Articles of Incorporation

(Attached)

EXHIBIT C

Amended and Restated Bylaws

(Attached)

EXHIBIT D

YouChange and YCMS Voting Agreement

(Attached)

EXHIBIT E

Earth911 Voting Agreement

(Attached)

EXHIBIT F

Form of Severance and Noncompetition Agreement

(Attached)

EXHIBIT G

Form of Consulting Agreement

(Attached)